EXHIBIT 99.3

SOUTHERN MICHIGAN BANCORP, INC. AND FNB FINANCIAL CORPORATION UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET As of September 30, 2007 (Dollars in thousands, except per share data)

	Southern	FNB	Pro Forma Adjustments(1)	Pro Forma Combined

ASSETS
Cash and due from banks	$9,343	$4,252	$(5,498)	$8,097
Federal funds sold	7,248	7,256	-	14,504

Securities available for sale(2)	57,516	40,944	(139)	98,321
Loans held for sale	776	360	-	1,136

Loans held in portfolio	252,921	82,456	(223)	335,154
Allowance for loan losses	(3,394)	(1,537)	-	(4,931)
Loans, net	249,527	80,919	(223)	330,223

Premises and equipment, net	10,347	2,711	261	13,319
Cash surrender value of life insurance policies	7,636	2,280	-	9,916
Goodwill	620	-	12,035	12,655
Other intangible assets	-	10	3,112	3,122
Other assets	7,896	2,123	-	10,019

Total assets	$350,909	$140,855	$9,548	$501,312

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Non-interest bearing	$40,640	$15,798	$-	$56,438
Interest bearing	253,156	106,652	(252)	360,060

Total deposits	293,796	122,450	(252)	416,498

Federal funds borrowed	8,409	-		8,409
Other borrowings	5,795	3,150	7,982	16,927
Subordinated debentures	5,155	-	-	5,155
Accrued expenses and other liabilities	4,849	2,638	1,217	8,704

Total liabilities	318,004	128,238	9,451	455,693

Common stock subject to repurchase obligation in ESOP	2,215	-	-	2,215

Shareholders' equity
Preferred stock	-	-	-	-
Common stock and additional paid-in capital	9,703	1,041	11,673	22,417
Retained earnings	21,087	11,592	(11,592)	21,087
Unearned ESOP plan shares	(103)	-	-	(103)
Unearned restricted stock compensation	(58)	-	-	(58)
Accumulated other comprehensive (loss) income	61	(16)	16	61

Total shareholders' equity	30,690	12,617	97	43,404

Total liabilities and shareholders' equity	$350,909	$140,855	$9,548	$501,312

(1)	See Note D for description of adjustments.
(2)	Includes Federal Home Loan Bank stock of $1,162,000 for Southern and Federal Reserve Bank stock of $39,000 and Federal Home Loan Bank stock of $884,000 for FNB.

SOUTHERN MICHIGAN BANCORP, INC. AND FNB FINANCIAL CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the Nine Months Ended September 30, 2007
(Dollars in thousands, except per share data)

	Southern	FNB	Pro Forma Adjustments(1)	Pro Forma Combined
Interest income
Loans, including fees	$15,157	$4,937	$102	$20,196
Securities
Taxable	1,569	1,084	-	2,653
Tax-exempt	461	286	-	747
Other	-	241	-	241

Total interest income	17,187	6,548	102	23,837

Interest expense
Deposits	5,726	2,497	(119)	8,104
Federal Home Loan Bank advances	-	280	9	289
Other	559	10	392	961

Total interest expense	6,285	2,787	282	9,354

Net interest income	10,902	3,761	(180)	14,483

Provision for loan losses	345	890	-	1,235

Net interest income after
provision for loan losses	10,557	2,871	(180)	13,248

Non-interest income
Service charges on deposit accounts	1,406	783	-	2,189
Trust fees	556	323	-	879
Net gains on sales of loans	317	76	-	393
Income earned on life insurance policies	201	69	-	270
Other income	549	566	-	1,115

Total non-interest income	3,029	1,817	-	4,846

Non-interest expense
Salaries and employee benefits	5,624	2,149	-	7,773
Occupancy, net	699	324	5	1,028
Equipment	567	359	-	926
Professional and outside services	506	393	-	899
Printing, postage and supplies	262	127	-	389
Advertising and marketing	-	57	-	57
Amortization of other intangibles	-	3	281	284
Other	1,658	1,312	-	2,970

Total non-interest expense	9,316	4,724	286	14,326

Income (loss) before federal income taxes	4,270	(36)	(466)	3,768

Federal income taxes	1,141	(167)	(158)	816

Net income	$3,129	$131	$(308)	$2,952

(1)	See Note E for description of adjustments.

	Southern	FNB	Pro Forma Adjustments	Pro Forma Combined
Earnings per share
Basic	$1.77	0.23	-	$1.28
Diluted	$1.77	0.23	-	$1.28

Average shares outstanding
Basic	1,766,294	573,339	536,073	2,302,367
Diluted	1,772,303	573,339	536,073	2,308,376

SOUTHERN MICHIGAN BANCORP, INC. AND FNB FINANCIAL CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the Twelve Months Ended December 31, 2006
(Dollars in thousands, except per share data)

	Southern	FNB	Pro Forma Adjustments(1)	Pro Forma Combined
Interest income
Loans, including fees	$19,475	$7,350	$130	$26,955
Securities
Taxable	1,018	767	-	1,785
Tax-exempt	555	434	-	989
Other	406	211	-	617

Total interest income	21,454	8,762	130	30,346

Interest expense
Deposits	6,083	2,909	(159)	8,833
Federal Home Loan Bank advances	346	392	12	750
Other	530	1	522	1,053

Total interest expense	6,959	3,302	375	10,636

Net interest income	14,495	5,460	(245)	19,710

Provision for loan losses	500	1,195	-	1,695

Net interest income after
provision for loan losses	13,995	4,265	(245)	18,015

Non-interest income
Customer service charges	1,838	1,057	-	2,895
Trust fees	709	385	-	1,094
Net gains on sales of loans	627	262	-	889
Net securities gains	1	6	-	7
Income earned on life insurance policies	272	92	-	364
Other income	658	750	-	1,408

Total non-interest income	4,105	2,552	-	6,657

Non-interest expense
Salaries and employee benefits	7,041	2,794	-	9,835
Occupancy	766	462	7	1,235
Equipment	756	493	-	1,249
Professional and outside services	951	306	-	1,257
Printing, postage and supplies	373	181	-	554
Advertising and marketing	284	98	-	382
Amortization of other intangibles	22	4	374	400
Other	2,407	1,570	-	3,977

Total non-interest expense	12,600	5,908	381	18,889

Income before federal income taxes	5,500	909	(626)	5,783

Federal income taxes	1,491	135	(213)	1,413

Net income	$4,009	$774	$(413)	$4,370

(1)	See Note E for description of adjustments.

	Southern	FNB	Pro Forma Adjustments	Pro Forma Combined
Earnings per share
Basic	$2.27	$1.35	-	$1.90
Diluted	$2.26	$1.35	-	$1.89

Average shares outstanding
Basic	1,764,532	575,440	536,073	2,300,605
Diluted	1,770,835	575,440	536,073	2,306,908

NOTES TO UNAUDITED PRO FORMA
COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - BASIS OF PRESENTATION

The unaudited pro forma combined condensed consolidated financial statements have been prepared assuming that the merger will be accounted for under the purchase method of accounting. The unaudited pro forma combined condensed consolidated statements of income for the year ended December 31, 2006 and the nine months ended September 30, 2007 are presented as if the merger occurred at the beginning of the period. The unaudited pro forma combined condensed consolidated balance sheet as of September 30, 2007 is presented as if the merger occurred as of that date. This information is not intended to reflect the actual results that would have been achieved had the merger actually occurred on those dates. Southern is in the process of completing its review of FNB's accounting policies. After this review is completed, Southern might determine that it is necessary to restate certain amounts in the financial statements of FNB to conform to Southern's accounting policies.

NOTE B - SOURCES OF FUNDS AND PURCHASE PRICE

Under the terms of the plan of merger, each outstanding share of FNB common stock was converted into the right to receive, at the holder's election, either $45.35 in cash or 1.87 shares of Southern common stock (plus cash in lieu of any fractional share), or a combination of both. All elections were subject to an allocation adjustment, whereby 50% of the outstanding shares of FNB common stock were converted into the right to receive cash and 50% of the outstanding shares of FNB common stock were converted into the right to receive Southern common stock. Southern funded the cash portion of the merger consideration with a combination of a cash dividend from Southern Michigan Bank & Trust and loan proceeds of approximately $8,000,000. Southern Michigan Bank & Trust funded the cash dividend from existing cash reserves and cash equivalent investments.

NOTE C - ALLOCATION OF PURCHASE PRICE OF FNB

Under purchase accounting, FNB's assets and liabilities and any identifiable intangible assets are required to be adjusted to their estimated fair values. The estimated fair values have been determined by Southern based upon available information from FNB. Southern cannot be sure that such estimated values represent the fair value that will ultimately be determined as of the merger date. The following are the pro forma adjustments made to record the transaction and to adjust FNB's assets and liabilities to their estimated fair values at September 30, 2007.
Purchase Price of FNB:

(Dollars in thousands)

Market value (assuming market value per share of $23.95)
of Southern common stock to be issued	$12,839
Cash to holders of FNB common stock	13,000
Offering costs	(125)
Merger costs	498
Total purchase price	$26,212

Historical net assets of FNB as of September 30, 2007	$12,617

Adjustments:
Accrual of remaining professional fees	(259)
Accrual of severance and health care plan benefits	(15)
Write-off FNB's intangible	(10)
Tax benefit of above adjustments (excluding non-deductible professional fees)	5
Adjusted net assets of FNB	12,338

Fair market value adjustments as of September 30, 2007:
Loans held in portfolio	(223)
Securities	(139)
Premises and equipment, net	261
Goodwill	12,035
Core deposit intangible	3,122
Fixed rate certificates of deposit	(252)
Advances from the Federal Home Loan Bank	18
Deferred taxes on purchase accounting adjustments	(948)
$26,212

All of the other asset and liability categories are either variable rate or short-term in nature and fair market adjustments were considered to be immaterial to the financial presentation. The purchase price adjustments are subject to further refinement, including the determination of a core deposit intangible and its life for amortization purposes. In accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations," and No. 142, "Goodwill and Other Intangible Assets," goodwill and intangible assets with indefinite lives are not amortized for acquisitions initiated after June 30, 2001; therefore, no goodwill amortization is presented in the pro forma financial statements. However, the core deposit intangible will be amortized over its estimated life of 10 years and recorded as a charge to operations.

Southern's cost estimates are forward-looking. While the costs represent Southern's current estimate of merger costs associated with the merger that will be incurred, the ultimate level and timing of recognition of these costs will be based on the final integration in connection with completion of the merger. Readers are cautioned that the completion of this integration and other actions that may be taken in connection with the merger will impact these estimates. The type and amount of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining the current estimate of these costs.

NOTE D - PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET ADJUSTMENTS

For purposes of determining the pro forma effect of the merger on the balance sheet, the following pro forma adjustments have been made as if the acquisition occurred as of September 30, 2007:

(Dollars in thousands)
Cash received from line of credit	$8,000
Cash disbursed for Purchase Price	(13,000)
Cash disbursed for Merger costs	(498)
Fair market value adjustment for loans held in portfolio	(223)
Fair market value adjustment for securities	(139)
Fair market value adjustment for premises and equipment, net	261
Write-off of FNB's intangible	(10)
Recognition of goodwill caused by Merger	12,035
Recognition of core deposit intangible	3,122
$9,548

Fair market value adjustment of fixed rate certificates of deposit	$252
Fair market value adjustment of advances from the Federal Home Loan Bank	(18)
Line of credit funding	8,000
Accrual of remaining professional fees, severance and benefits	274
Deferred tax effect of Merger costs	(5)
Deferred tax effect of fair market value adjustments	948
Market value of Southern common stock to be issued	12,714
Elimination of FNB common stock and paid-in capital balance	(1,041)
Elimination of remaining FNB retained earnings balance	(11,592)
Elimination of FNB accumulated other comprehensive (loss) income balance	16
$9,548

NOTE E - PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF INCOME ADJUSTMENTS

For purposes of determining the pro forma effect of the merger on the statement of income, the following pro forma adjustments have been made as if the acquisition occurred as of January 1, 2007 and 2006, respectively:
	Nine Months Ended September 30, 2007	Year Ended December 31, 2006
	(Dollars in thousands)

Yield adjustment for fair market value adjustment of loans held in portfolio	$102	$130
Cost adjustment for fair market value adjustment of fixed rate time deposits	119	159
Cost adjustment for fair market value adjustment of Federal Home Loan Bank advances	(9)	(12)
Interest expense increase due to line of credit	(392)	(522)
Amortization of fair market adjustment of bank premises and equipment	(5)	(7)
Amortization of core deposit intangible	(281)	(374)
	(466)	(626)
Tax effect of pro forma adjustments	158	213
Total pro-forma effect on net income	$(308)	$(413)

Taxes were adjusted for pro forma purposes at a 34% rate for all income statement adjustments.

Basic and diluted average shares outstanding were calculated by adding the shares assumed to be issued by Southern in the merger (536,073 shares) to the historical average Southern shares outstanding for the nine months ended September 30, 2007 and for the year ended December 31, 2006.

The following assumptions were used for purposes of determining the pro forma effect of the merger on the statement of income. In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," goodwill will not be amortized, but will be reviewed for impairment at least annually.
	Weighted Average Remaining Term/ Useful Life in Years	Method of Amortization or Accretion

Loans held in portfolio	1	Accelerated(1)
Premises and equipment, net	40	Straight line
Core deposit intangible assets	10	Accelerated(1)
Interest-bearing deposits	1	Accelerated(1)
Advances from the Federal Home Loan Bank	4	Accelerated(1)

(1)	Amortization or accretion will be based on the estimated life of the asset or liability category.

NOTE F - PRO FORMA FINANCIAL PRESENTATION AND POTENTIAL FINANCIAL BENEFITS

Southern and FNB anticipate that the merger will provide the combined organization with financial benefits that could include reduced operating expenses and enhanced opportunities to earn more revenue. Due to the uncertainty of the realization of the benefits, their effect has not been included in the pro forma financial statements.